Exhibit 99.1

TETRA

Investor Presentation

June, 2010

Focused on Energy. Dedicated to Service.

Forward Looking Statements

This presentation includes certain statements that are or may be deemed to be forward-looking statements. Generally, the use of words such as "may," "will," "expect," "intend," "estimate," "projects," "anticipate," "believe," "assume," "could," "should," "plans," "targets" or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the potential impact of the current oil spill in the Gulf of Mexico, the related regulatory responses, projections concerning the Company's business activities in the deepwater of the Gulf of Mexico, financial guidance, estimated earnings, earnings per share, expected benefits from our agreements and long-term investments, expected benefits from our cost reduction initiatives, expected benefits from the settlement of insurance claims, expected results of operational business segments for 2010, the expected impact of current economic and capital market conditions on the oil and gas industry and our operations, statements regarding our beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond our control. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition to the potential impact of the current oil spill in the Gulf of Mexico and related regulatory actions, some of the factors that could affect actual results are described in the section titled "Certain Business Risks" contained in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as other risks identified from time to time in our reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

TETRA

Company Overview

- TETRA is a geographically diversified oil and gas services company focused on completion fluids and other products, production testing, wellhead compression, and selected offshore services including well plugging and abandonment, decommissioning, and diving, with a concentrated domestic exploration and production business.
- Operating in the United States, Canada and Mexico, and in certain regions in South America, Europe, Asia and Africa.
- Founded in 1981; public since 1990.
- NYSE listed: TTI
- TETRA is comprised of three operating divisions encompassing five reporting segments: Fluids, Offshore Services, Maritech, Production Testing, and Compressco.

Focused on Energy. Dedicated to Service.

TETRA

Segment Overview: Fluids



- The Fluids Division is a global, vertically integrated calcium chloride producer and is also a significant producer of bromine compounds; vertical integration yields higher margins and security of supply.
- Much of the Fluids Division's business is related to workovers and well completion. Activity levels are strongly correlated to domestic and international rig counts.
- The new calcium chloride facility in El Dorado, Arkansas, commenced initial production during the fourth quarter of 2009, and production will continue to ramp-up throughout 2010. This facility fully integrates our supply of clear brine fluids from manufacture through sale.
- Offshore in the GOM, the Division is focused on high-volume completions and workovers. Onshore, the Fluids Division provides total frac water supply and management, including water transfer and chemical and mechanical water treatment both before and after frac.
- The Fluids Division is focused on growing global market share by capitalizing on vertical integration and developing cutting-edge technologies.
- We are committed to capturing a fair share of the deepwater GOM market and select international deepwater markets.

TETRA

Segment Overview: Offshore Services

- The Offshore Services segment provides well plug and abandonment, diving, heavy lift, cutting and wireline services, primarily in the Gulf of Mexico. It is a comprehensive provider of abandonment and decommissioning services, and a market innovator.
- Offshore Services offers comprehensive, integrated solutions, including engineering consultation and project management services, as well as individualized services to meet its customers' specific requirements.



- Activity levels are driven by accelerating well depletion rates, an aging platform and pipeline infrastructure, government regulation, damage caused by past storms, and pro-active plug and abandonment to mitigate the potential risk of future storm damage. Each of these factors contributes to the backlog of work in the GOM.
- There are approximately 7,000 offshore structures in the world, more than half of which are located in the Gulf of Mexico.
- Of the more than 3,500 structures in the Gulf of Mexico, 3,200 are marginally economic, idle, or more than 40 years old.

TETRA

Segment Overview: Maritech

- Maritech is an oil and gas exploration and production company operating primarily in the GOM shelf and inland waters.



- Integration of Maritech with the Offshore Services segment provides a unique approach to the E&P market.
- Maritech is focused primarily on cash flow generation and development of existing reserves. We will continue to evaluate Maritech's portfolio and focus on core properties.
- We currently minimize our exposure to commodity price volatility by hedging around two-thirds of Maritech's production.
- In 2010, Maritech intends to continue to focus on mitigating its storm risk exposure through an aggressive P&A program.

TETRA

Segment Overview: Production Testing

- The Production Testing segment provides flow back pressure and volume testing of onshore and offshore oil and gas wells, providing reservoir data necessary to enable operators to optimize production and minimize reservoir damage. It also provides early life production solutions designed to access newly available production and late life production enhancement solutions designed to boost and extend productive well life.


4 TONS

- The segment maintains one of the largest fleets of high pressure production testing equipment in the U.S. It is a leader in onshore Western Hemisphere markets and is a growing presence in the Eastern Hemisphere.
- Production testing operations are generally performed in conjunction with well completions, and activity levels are strongly correlated to domestic and international rig counts which in turn, are influenced by oil and gas prices.
- Despite difficult though improving market conditions, the Production Testing segment has achieved notable results through expansion into international markets. In 2010, we expect to continue to focus on international opportunities as well as opportunities for consolidation of the U.S. market.

TETRA

Segment Overview: Compressco

- Compressco provides wellhead compression-based production enhancement services to a broad base of customers throughout much of the U.S. as well as in Canada, Mexico, South America, Europe, Asia and other international locations.
- Compressco manufactures and designs GasJack® compression units and maintains a fleet of more than 3,600 GasJack® units in domestic and international markets.
- Because wellhead compression is utilized primarily in gas production, activity rates do not cycle with rig count.
- Compressco's commitment to "lean" management has historically allowed it to maintain relatively attractive margins even in difficult markets.



- A meaningful percentage of gas wells that could benefit from wellhead compression services have not yet employed the technology. This significant untapped market potential provides an opportunity for growth in the U.S. and abroad. Compressco is well-positioned to take advantage of these opportunities.
- Compressco has continued to implement its plan of expansion in international markets.

TETRA

Key Strategies:
Optimizing Strengths in a Difficult Environment

International growth is a key focus of our service segments.



The **Fluids Division** expects to focus on capturing a fair share of deepwater markets in the GOM and Brazil, and optimizing utilization of the El Dorado calcium chloride plant.



The **Offshore Services** segment intends to capitalize on continuing demand for storm remediation work in the Gulf of Mexico, while seeking additional market share for its full suite of services in the US and abroad.



Maritech plans to seek industry partners for selective investment in prospect development, minimize its exposure to commodity price volatility by hedging around two-thirds of its production, and mitigate risk exposure through an aggressive P&A program.



The **Production Testing** segment intends to proactively right-size and/or relocate operating assets with particular focus on attractive international markets, while maintaining flexibility to address consolidation opportunities in the US market.



Compressco will seek to improve efficiencies, maintain healthy margins, and respond aggressively to pent-up demand, particularly in international markets.

In summary, although we will continue to focus on cost control and cash flow generation, we expect to have internal funds available to fund growth.

2010 Update

- Fluids Division
  - 2010 performance is driven by:
    - moratorium on GOM deepwater drilling,
    - an increase in activity in Brazil, and
    - positive impact from El Dorado plant during the second-half of 2010.
  - The successful renegotiation of the Chemtura supply agreements provides a stable outlook, going forward.

- Offshore Services Segment
  - Record 2009 earnings exceeded any prior year's earnings by a significant amount.
  - Hurricane Ike demand will continue into 2010, but another record performance is unlikely.
  - 2010 CapEx will be used to augment the segment's offerings in order to support continuing demand.
  - We will also evaluate opportunities to expand the segment beyond the GOM market.

TETRA

2010 Update

- Maritech
  - 2010 production is expected to average 50 to 55 MMcfe/day.
  - We will continue our strategy of aggressively reducing Maritech's abandonment and decommissioning liabilities in the GOM. We expect this to be a primary focus in the second and third quarters.
- Production Enhancement Division
  - We expect the domestic production testing business to gradually improve in 2010 following recent gains in natural gas prices.
  - The expected increase in domestic testing activity will be heavily weighted toward shale plays, but we do anticipate a slight recovery in traditional segments.
  - In 2010, we will focus on Production Testing's international expansion, building on successes we have achieved in certain international markets over the last several years.
- Consolidated
  - Capital constraints and other spending controls implemented during 2009 will carry-over into 2010 and provide continuing advantages.
  - Continued generation of cash will give us increased flexibility to grow, both organically and through acquisitions.

TETRA

First Quarter 2010 Segment Results

Revenue
$Millions


$20.3
$26.6
$66.3
$46.6
$51.4

Profit Before Tax[(1)]
$Millions


$4.9
$6.2
$4.2
$8.6

Fluids ■ Offshore Services ■ Maritech ■ Production Testing ■ Compressco

(1) Offshore Services segment PBT in the first quarter of 2010 was $(2.4) million.

TETRA

Deepwater GOM Outlook

- Of our five operating segments, the only business expected to be impacted by the deepwater drilling moratorium is the deepwater Gulf of Mexico operations of the Fluids Division.
- The Fluids Division is comprised of:
  - Onshore U.S. operations,
  - International completion services operations,
  - Worldwide chemicals manufacturing and sales operations,
  - Shallow water Gulf of Mexico operations, and
  - Deepwater Gulf of Mexico operations.
- The deepwater Gulf of Mexico component of the Fluids Division represents *less than 10%* of TETRA's projected consolidated revenues in our 2010 earnings guidance.

TETRA

Conclusions

- As of March 31, 2010, long-term debt was $307.7 million with a cash balance of $74.8 million. This compares favorably to March 31, 2009, at which time long-term debt was $426.2 million with a cash balance of $13.7 million.
- In 2010, although we will continue to focus on cash flow generation and cost containment, our strong balance sheet should allow us to pursue more aggressive growth strategies.
- In the Fluids Division, we anticipate a positive impact from the El Dorado facility contributing to second-half 2010 results.
- The Offshore Services segment reported record pre-tax earnings for the full-year 2009; outlook for this segment remains positive in 2010.
- Maritech reported strong first quarter 2010 results. We expect to focus on Maritech's risk mitigation activities in the second and third quarters, in advance of the 2010 hurricane season.
- The Production Testing segment reported a sequential improvement in profitability in its domestic business during the first quarter of 2010. A significant expansion of our Eastern Hemisphere operations is expected to support improving results throughout 2010.
- Compressco delivered respectable first quarter 2010 results that included an up-tick in domestic activity late in the first quarter .
- Each of our service-related segments will continue to focus on opportunities for international expansion.

TETRA

TETRA

TETRA Technologies, Inc.

TTI Listed NYSE

Corporate Headquarters

24955 Interstate 45 North
The Woodlands, TX 77380
Phone: 281.367.1983
www.tetratec.com

Management Contacts

Stu Brightman	President & CEO
Joe Abell	Sr. Vice President & CFO